Exhibit 99.(d)(3)

NOTICE OF GUARANTEED DELIVERY

FOR

SUBSCRIPTION CERTIFICATES

ISSUED BY

CREDIT SUISSE HIGH YIELD BOND FUND

This form, or one substantially equivalent hereto (the “Notice”), must be used to exercise Rights pursuant to the rights offering (the “Rights Offering”) described in the prospectus, dated September [•], 2010 (the “Prospectus”), of Credit Suisse High Yield Bond Fund, a Delaware statutory trust (the “Fund”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Subscription Certificate(s)”), to the Subscription Agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., Eastern time, on October 15, 2010, unless such time is extended by the Fund as described in the Prospectus (as such date may be extended, the “Expiration Date”). Such form must be sent by facsimile, first class mail or overnight courier or express mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See “The Offer—Subscription Agent” in the Prospectus.

The final subscription price (the “Subscription Price”) for common shares of beneficial interest, par value $0.001 per share (the “Shares”), of the Fund to be issued pursuant to the Rights Offering has not yet been determined. Three Rights will entitle the holder to acquire one Share at a Subscription Price, estimated for purposes of this notice, of $[•] per Share. Payment of the estimated Subscription Price of $[•] per Share subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to the close of business on the third business day after the Expiration Date if the Subscription Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See “The Offer—Payment for Shares” in the Prospectus.

The Subscription Agent is:

Computershare Trust Company, N.A.

By First Class Mail Only:	By Overnight Courier or Express Mail:

Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
Rights Offering	Rights Offering
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
P.O. Box 43011	250 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021

By Facsimile: (617) 360-6810

Telephone Number for Confirmation: (781) 575-2332

Telephone Number for Information: The Altman Group, (866) 796-1245

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of Subscription Certificate(s) representing a total of              Right(s) and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or prior to 5:00 p.m., Eastern time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise such Right(s) to subscribe for          Shares with respect to each of the Rights represented by such Subscription Certificate(s).

The undersigned understands that payment in U.S. dollars of the estimated Subscription Price of $[•] per Share for each Share subscribed for must be received by the Subscription Agent at or prior to 5:00 p.m., Eastern time, on the third business day after the Expiration Date and represents that such payment, in the aggregate amount of $            , either (check appropriate box):

☐            is being delivered to the Subscription Agent herewith

or

☐            has been or will be delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto)

☐            Certified check

☐            Bank draft (cashier’s check)

☐            Money order

Name of maker:

Date of check, draft or money order:

Check, draft or money order number:

Bank on which check is drawn or issuer of money order:

Signature(s):	Address:

Name(s):	Area Code and Tel. No(s).:

(Please type or print)

Subscription Rights Certificate No(s). (if available):

2

GUARANTEE OF DELIVERY

(Not To Be Used For Subscription Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority. Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature medallion program, pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the Subscription Certificate(s) representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:             , 2010

(Address)	(Name of Firm)

(Area Code and Telephone Number)	(Authorized Signature)

The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificate(s) to the Subscription Agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.